Exhibit 99.2

Designated Filer:	WP Antero TopCo, Inc.
Issuer & Ticker Symbol:	Laredo Petroleum, Inc. [LPI]
Date of Event Requiring Statement:	March 5, 2015

Joint Filer Information

Joint Filers:

1. Name:                                              WP Antero TopCo, Inc.

Address:

450 LEXINGTON AVENUE

New York, NY 10017

2. Name:                                              Warburg Pincus Private Equity X, L.P.

Address:

450 LEXINGTON AVENUE

New York, NY 10017